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EXHIBIT 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We hereby consent to the use in this Registration Statement on Form S-1 of our report dated April 29, 2005 relating to the financial statements of WordWave, Inc., which appears in such Registration Statement. We also consent to the reference to us under the heading "Experts" in such Registration Statement.

/s/  PricewaterhouseCoopers LLP
Boston, Massachusetts
February 13, 2006

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  EXHIBIT 23.2